UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 4, 2006

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295

(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050

(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

          On January 4, 2006, the Board of Directors of Align Technology, Inc. (“Align”) approved the recommendation of the Compensation Committee, authorizing the payment of the 2005 Incentive Compensation awards to each of Align’s executive officers. The following table sets forth the annual cash incentive awards paid to its named executive officers:

Name	Annual Incentive Award

Thomas M. Prescott, President, Chief Executive Officer and Director	$320,000
Eldon M. Bullington, Vice President, Finance and Chief Financial Officer	$134,000
Len M. Hedge, Vice President, Manufacturing	$125,550
Roger E. George Vice President, Legal and Corporate Affairs, and General Counsel and Corporate Secretary	$125,500
Gil Laks, Vice President, International	$109,650

Align intends to provide additional information regarding the compensation (including the incentive compensation) awarded to the officers named above in respect of and during the year ended December 31, 2005, in the proxy statement for Align’s 2006 Annual Meeting of Stockholders.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2006	ALIGN TECHNOLOGY, INC.

	By:	/s/ Eldon M. Bullington

Eldon M. Bullington
Vice President of Finance and Chief Financial Officer